                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Vista Technologies, Inc.

     We consent to the use of our report on Vista Technologies, Inc. included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                          A.J. Robbins, P.C.


                                          Certified Public Accountants


                                          and Consultants


Denver, Colorado

December 10, 1996